Exhibit 99.06
Southern Company
Financial Overview
(In Millions of Dollars)

	3 Months Ended March
	2008	2007	% Change

Consolidated –
Operating Revenues	$ 3,683	$ 3,409	8.0%
Earnings Before Income Taxes	537	494	8.7%
Net Income	359	339	6.1%

Alabama Power –
Operating Revenues	$ 1,337	$ 1,197	11.7%
Earnings Before Income Taxes	213	196	9.0%
Net Income Available to Common	130	115	13.2%

Georgia Power –
Operating Revenues	$ 1,865	$ 1,657	12.5%
Earnings Before Income Taxes	264	203	30.2%
Net Income Available to Common	176	131	34.1%

Gulf Power –
Operating Revenues	$ 312	$ 296	5.2%
Earnings Before Income Taxes	31	31	0.6%
Net Income Available to Common	20	19	3.5%

Mississippi Power –
Operating Revenues	$ 285	$ 257	11.1%
Earnings Before Income Taxes	26	32	-18.3%
Net Income Available to Common	16	20	-17.6%

Southern Power –
Operating Revenues	$ 216	$ 192	12.0%
Earnings Before Income Taxes	46	54	-14.3%
Net Income Available to Common	29	32	-9.6%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.